Fidelity Advisor Mortgage Securities Fund - Initial Class

A special meeting of the fund's shareholders was held on November 14, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,057,670,516.53	90.175
Against	95,544,749.97	2.818
Withheld
Abstain	237,596,670.81	7.007
TOTAL	3,390,811,937.31	100.000
Broker Non-Votes	1,404,499,713.42
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,012,715,462.30	88.849
Against	135,900,038.95	4.008
Withheld
Abstain	242,196,436.06	7.143
TOTAL	3,390,811,937.31	100.000
Broker Non-Votes	1,404,499,713.42
PROPOSAL 3
To elect the thirteen nominees specified below as Trustees.*
	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	4,667,622,195.88	97.337
Withheld	127,689,454.85	2.663
TOTAL	4,795,311,650.73	100.000
Ralph F. Cox
Affirmative	4,665,632,276.18	97.296
Withheld	129,679,374.54	2.704
TOTAL	4,795,311,650.72	100.000
	# of Votes Cast	% of Votes Cast
Phyllis Burke Davis
Affirmative	4,665,324,125.27	97.289
Withheld	129,987,525.45	2.711
TOTAL	4,795,311,650.72	100.000
Robert M. Gates
Affirmative	4,667,167,878.02	97.328
Withheld	128,143,772.70	2.672
TOTAL	4,795,311,650.72	100.000
Abigail P. Johnson
Affirmative	4,666,345,820.94	97.311
Withheld	128,965,829.78	2.689
TOTAL	4,795,311,650.72	100.000
Edward C. Johnson 3d
Affirmative	4,664,928,357.91	97.281
Withheld	130,383,292.82	2.719
TOTAL	4,795,311,650.73	100.000
Donald J. Kirk
Affirmative	4,667,201,304.84	97.328
Withheld	128,110,345.89	2.672
TOTAL	4,795,311,650.73	100.000
Marie L. Knowles
Affirmative	4,668,253,463.49	97.350
Withheld	127,058,187.23	2.650
TOTAL	4,795,311,650.72	100.000
Ned C. Lautenbach
Affirmative	4,668,440,192.70	97.354
Withheld	126,871,458.03	2.646
TOTAL	4,795,311,650.73	100.000
Peter S. Lynch
Affirmative	4,669,059,933.97	97.367
Withheld	126,251,716.76	2.633
TOTAL	4,795,311,650.73	100.000
	# of Votes Cast	% of Votes Cast
Marvin L. Mann
Affirmative	4,666,977,578.72	97.324
Withheld	128,334,072.01	2.676
TOTAL	4,795,311,650.73	100.000
William O. McCoy
Affirmative	4,667,275,124.47	97.330
Withheld	128,036,526.26	2.670
TOTAL	4,795,311,650.73	100.000
William S. Stavropoulos
Affirmative	4,666,125,148.63	97.306
Withheld	129,186,502.10	2.694
TOTAL	4,795,311,650.73	100.000
PROPOSAL 5
To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. (FMR U.K.) for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	247,290,478.14	88.909
Against	10,057,240.38	3.616
Withheld
Abstain	20,789,619.76	7.475
TOTAL	278,137,338.28	100.000
Broker Non-Votes	35,965,353.31
PROPOSAL 6
To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. (FMR Far East) for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	244,558,867.79	87.927
Against	12,068,774.06	4.340
Withheld
Abstain	21,509,696.43	7.733
TOTAL	278,137,338.28	100.000
Broker Non-Votes	35,965,353.31
PROPOSAL 13
To eliminate a fundamental investment policy of the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	236,470,027.38	85.019
Against	21,344,688.27	7.674
Withheld
Abstain	20,322,622.63	7.307
TOTAL	278,137,338.28	100.000
Broker Non-Votes	35,965,353.31
PROPOSAL 17
To amend the fund's fundamental investment limitation concerning the concentration of its investments in a single industry.
	# of Votes Cast	% of Votes Cast
Affirmative	241,586,645.73	86.859
Against	16,726,154.11	6.013
Withheld
Abstain	19,824,538.44	7.128
TOTAL	278,137,338.28	100.000
Broker Non-Votes	35,965,353.31
PROPOSAL 18
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	240,253,926.04	86.380
Against	16,267,114.65	5.848
Withheld
Abstain	21,616,297.59	7.772
TOTAL	278,137,338.28	100.000
Broker Non-Votes	35,965,353.31
PROPOSAL 19
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	236,876,751.86	85.165
Against	19,558,571.01	7.032
Withheld	21,702,015.41	7.803
Abstain
TOTAL	278,137,338.28	100.000
Broker Non-Votes	35,965,353.31

*Denotes trust-wide proposals and voting results.